Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information represents the pro forma impacts of multiple transactions, each of which are described in the following paragraphs.

The S&D Acquisition

On August 3, 2016, Cott Corporation (the “Company” or “Cott”) and its indirect wholly-owned subsidiary, Sip Acquisition Company, entered into a Stock and Membership Interest Purchase Agreement (the “S&D Purchase Agreement”) with S&D Coffee Holding Company (“S&D Holdings”), the owners of S&D Holdings, the owners of Arabica, L.L.C. (“Arabica”), and Alan P. Davis and E. Rhyne Davis, as Sellers’ Representative, pursuant to which Cott agreed to purchase all of the outstanding stock of S&D Holdings and all of the outstanding membership interests of Arabica on a cash-free, debt-free basis (the “S&D Acquisition”). S&D Holdings is the parent company of S&D Coffee, Inc. (“S&D”), a premium coffee roaster and provider of customized coffee, tea and extract solutions, and Arabica owns real estate that it leases to S&D. On August 11, 2016, the parties consummated the S&D Acquisition and as a result, S&D Holdings and its subsidiaries and Arabica became wholly owned subsidiaries of the Company. The unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of S&D Holdings which includes S&D’s variable interest entity Arabica.

The aggregate purchase price paid by the Company was $354.1 million, paid at closing through a combination of incremental borrowings under the Company’s senior secured asset-based lending credit facility (“ABL facility”) of $270 million and cash on hand of $84.1 million resulting from the issuance of Cott shares in a public offering in June 2016. The purchase price is subject to customary post-closing adjustments for cash, debt, working capital and other items. The Company incurred approximately $2.7 million of acquisition related costs in connection with the S&D Acquisition.

The Eden Acquisition

On June 7, 2016, Carbon Acquisition Co B.V., a private company with limited liability incorporated under the laws of the Netherlands and a wholly-owned subsidiary of Cott, as the purchaser, and Cott, as the purchaser’s guarantor, entered into a Share Purchase Agreement (the “Eden Purchase Agreement”) with Hydra Luxembourg Holdings S.à.r.l., a private limited liability company incorporated in Luxembourg, as the seller, to acquire the share capital of Hydra Dutch Holdings 1 B.V. (“Eden Holdings”), the indirect parent company of Eden Springs Europe B.V., a leading provider of water and coffee solutions in Europe (the “Eden Acquisition”). On August 2, 2016, the parties consummated the Eden Acquisition and as a result, Eden Holdings and its subsidiaries became wholly owned subsidiaries of the Company. The unaudited pro forma condensed combined financial information is based on the financial information of Eden Holdings.

The purchase price consideration paid by the Company in the Eden Acquisition was approximately €529 million ($585.7 million based on an exchange rate of 1.1083 at July 2, 2016), which represents the €470 million stated purchase price, €28 million of cash on hand, estimated working capital of €16 million, Polish bond of €10 million and an interest rate swap of €5 million, paid at closing in cash of which approximately €354 million ($404.3 million based on 1.1083 exchange rate at July 2, 2016) was used to pay the outstanding third-party indebtedness of Eden Holdings’ subsidiaries. The purchase price is subject to customary adjustments for cash, debt, working capital and other items.

The Company received committed financing to support the Eden Acquisition. The Company ultimately financed the Eden Acquisition and certain related fees and expenses through a combination of the proceeds of the 5.500% Senior Notes due July 1, 2024 (the “Senior Notes”) and cash on hand.

The Company incurred approximately $5.3 million of acquisition costs in connection with the Eden Acquisition (which does not include financing fees related to the debt financing and other financing-related costs of approximately $14.8 million).

Basis for Pro Forma Information

The unaudited pro forma condensed combined balance sheet data as of July 2, 2016 gives effect to the S&D Acquisition, the Eden Acquisition and the related financing transactions as if they each occurred on July 2, 2016.

The unaudited pro forma condensed combined statements of operations data for the year ended January 2, 2016 and the six months ended July 2, 2016 assume that the S&D Acquisition and the Eden Acquisition were each consummated on January 4, 2015.

Cott’s historical financial data for the year ended January 2, 2016 and as of and for the six months ended July 2, 2016 is derived from Cott’s audited historical consolidated financial statements for the year ended January 2, 2016 and its unaudited interim consolidated financial statements for the six months ended July 2, 2016, respectively.

The historical financial data for S&D Holdings and its subsidiaries for the fiscal year ended December 30, 2015 and for the six-month reporting period ended June 15, 2016 is derived from its audited consolidated financial statements for the fiscal year ended December 30, 2015 and its unaudited condensed interim consolidated financial statements for the twenty-four week reporting period ended June 15, 2016, respectively, which are being filed concurrently as Exhibits 99.1 and 99.2, respectively. Historically, S&D Holdings had a fiscal year which was comprised of thirteen, four-week periods used for reporting purposes, resulting in the reporting period for the first six months of 2016 ending on June 15, 2016. All references to January 2, 2016 reflect S&D Holdings’ historical financial statements for the fiscal year ended December 30, 2015, and all references to July 2, 2016 reflect S&D Holdings’ unaudited consolidated financial statements as of and for the six month reporting period ended June 15, 2016.

The historical financial data for Eden Holdings and its subsidiaries for the year ended December 31, 2015 and for the six months ended June 30, 2016 is derived from (i) its audited historical consolidated financial statements for the year ended December 31, 2015 which is included in Exhibit 99.3 of Cott’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2016, and (ii) its unaudited condensed interim consolidated financial statements for the six months ended June 30, 2016, which is being filed concurrently as Exhibit 99.3. All references to January 2, 2016 reflect Eden Holdings’ historical financial statements for the year ended December 31, 2015, and all references to July 2, 2016 reflect Eden Holdings’ unaudited consolidated financial statements as of and for the six months ended June 30, 2016.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the S&D Acquisition and the Eden Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the operating results of the combined entities.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the audited consolidated financial statements of Cott as of and for the year ended January 2, 2016, included in Cott’s Annual Report on Form 10-K filed with the SEC on February 29, 2016;

•	the unaudited condensed consolidated financial statements of Cott as of and for the six months ended July 2, 2016, included in Cott’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016;

•	The audited consolidated balance sheets of S&D Holdings as of December 30, 2015 and December 31, 2014, and the related consolidated statements of income and comprehensive income, changes in stockholder’s equity, and cash flows for the years ended December 30, 2015, December 31, 2014 and January 1, 2014, which are being filed concurrently as Exhibit 99.1;

•	The unaudited consolidated balance sheets of S&D Holdings as of June 15, 2016 and June 17, 2015, and the related interim consolidated statements of income and comprehensive income, changes in stockholder’s equity, and cash flows for the six month reporting period then ended, respectively, which are being filed concurrently as Exhibit 99.2;

•	the audited consolidated financial statements of Eden Holdings as of and for the year ended December 31, 2015 included in Exhibit 99.3 of Cott’s Form 8-K filed with the SEC on June 21, 2016; and

•	The unaudited consolidated balance sheets of Eden Holdings as of June 30, 2016, and the related interim consolidated statements of comprehensive loss for the six and three month periods that end on June 30, 2015 and June 30, 2016 and changes in shareholders’ deficit and cash flows for the six month periods that end on June 30, 2015 and June 30, 2016, respectively, which are being filed concurrently as Exhibit 99.3.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Cott treated as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final acquisition accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. Furthermore, accounting for income taxes in accordance with Accounting Standards Codification 740, Income Taxes, is preliminary and deferred tax assets and liabilities may change when final fair value adjustments and additional information is considered. Also, the definitive determination of the fair value of assets acquired and liabilities assumed will occur on the date of acquisition, which will also have an impact on the final acquisition accounting, and ultimately on goodwill. The differences that will occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the S&D Acquisition and the Eden Acquisition had been completed as of the dates set forth above, nor is it indicative of the future results of the combined entities. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined entities following the S&D Acquisition, the Eden Acquisition and the transactions related thereto. The unaudited pro forma condensed combined statements of operations and balance sheet are based on certain assumptions described in the accompanying notes, which management believes are reasonable and do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined entities, or the impact of non-recurring items, including synergies, directly related to the S&D Acquisition and the Eden Acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

(dollars in millions)

	Historical					Pro Forma Adjustments
	As of July 2, 2016	As of June 15, 2016		As of June 30, 2016								As of July 2, 2016
	Cott	S&D Holdings		Eden Holdings	Reclassification Adjustments	Financing Adjustments			Acquisition Adjustments			Pro Forma Combined
ASSETS
Current Assets		3	(b)	3 (j)	3 (a)
Cash & cash equivalents	$249.5	$5.6		$13.3	$16.6	$503.1	3	(k)	$(602.1)	3	(l)	$99.2
						270.0	3	(c)	(356.8)	3	(d)
Restricted cash	503.1	—		—	—	(503.1)	3	(k)	—			—
Available-for-sale financial asset	—	—		16.6	(16.6)	—			—			—
Accounts receivable, net of allowance	339.5	44.8		84.3	—	—			—			468.6
Income taxes recoverable	0.9	—		2.9	—	—			—			3.8
Receivable from related parties	—	—		0.1	—	—			(0.1)	3	(m)	—
Inventories	247.1	40.5		20.2	—	—			2.6	3	(m)	327.8
									17.4	3	(e)
Prepaid expenses and other current assets	24.1	3.3		16.3	19.3	—			0.7	3	(m)	63.7
Financial asset at fair value through profit or loss	—	—		12.4	(12.4)	—			—			—
Other current assets	—	6.9		—	(6.9)	—			—			—

Total current assets	1,364.2	101.1		166.1	—	270.0			(938.3)			963.1
Property, plant and equipment, net	770.2	72.7		96.9	—	—			18.9	3	(e)	958.7
Cash surrender value of officers’ life insurance	—	12.3		—	(12.3)	—			—			—
Notes receivable - affiliates	—	8.2		—	—	—			(8.2)	3	(f)	—
Notes receivable	—	2.5		—	(2.5)	—			—			—
Goodwill and other intangibles	—	3.2		—	(3.2)	—			—			—
Goodwill	777.4	—		190.1	2.8	—			95.3	3	(m)	1,176.6
									111.0	3	(e)
Intangibles and other assets, net	690.4	—		96.9	18.6	—			125.4	3	(m)	1,036.8
									118.0	3	(e)
									(12.5)	3	(f)
Deferred tax assets	12.8	—		19.9	—	—			—			32.7
Other assets	—	0.2		—	(0.2)	—			—			—
Other non-current assets	—	—		3.2	(3.2)	—			—			—

Total assets	$3,615.0	$200.2		$573.1	$—	$270.0			$(490.4)			$4,167.9

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$—	$—		$404.3	$—	$270.0	3	(c)	$(404.3)	3	(n)	$270.0
Bank overdraft	—	2.6		—	(2.6)	—			—			—
Current maturities of long-term debt	3.6	4.0		—	—	—			(4.0)	3	(g)	3.6
Accounts payable and accrued liabilities	468.0	—		—	180.1	—			(6.6)	3	(f)	641.5
Trade accounts payable	—	25.2		43.4	(68.6)	—			—			—
Accrued expenses and other current liabilities	—	16.4		—	(16.4)	—			—			—
Current tax liability	—	1.0		5.6	(6.6)	—			—			—
Other current liabilities	—	—		48.6	(48.6)	—			—			—
Customer deposits and prepaid income	—	—		35.4	(35.4)	—			—			—
Provisions	—	—		1.9	(1.9)	—			—			—
Payable to parent company	—	—		87.4	—	—			(71.0)	3	(n)	—
									(16.4)	3	(l)

Total current liabilities	471.6	49.2		626.6	—	270.0			(502.3)			915.1
Long-term debt	2,013.3	27.3		3.0	—	—			(27.3)	3	(g)	2,016.3
Deferred tax liabilities	63.7	—		23.1	—	—			20.9	3	(m)	152.8
									45.1	3	(e)
Other long-term liabilities	72.5	—		—	24.0	—			(4.0)	3	(f)	92.5
Income taxes payable	—	1.0		—	(1.0)	—			—			—
Provisions	—	—		1.0	(1.0)	—			—			—
Liability for employee rights	—	—		5.8	(5.8)	—			—			—
Borrowings from shareholder and related parties	—	—		—	—	—			—			—
Derivative financial instruments	—	—		6.2	(6.2)	—			—			—
Other liabilities	—	10.0		—	(10.0)	—			—			—

Total liabilities	2,621.1	87.5		665.7	—	270.0			(467.6)			3,176.7
Equity
Common shares	904.9	—		—	—	—			—			904.9
Additional paid-in capital	54.6	—		15.1	—	—			(15.1)	3	(o)	54.6
Retained earnings (accumulated deficit)	119.0	112.0		(119.7)	—	—			119.7	3	(o)	116.3
									(112.0)	3	(h)
									(2.7)	3	(i)
Accumulated other comprehensive (loss) income	(90.8)	(1.1)		11.8	—	—			(11.8)	3	(o)	(90.8)
									1.1	3	(h)

Total Cott Corporation equity	987.7	110.9		(92.8)	—	—			(20.8)			985.0
Non-controlling interests	6.2	1.8		0.2	—	—			(0.2)	3	(o)	6.2
									(1.8)	3	(h)

Total equity	993.9	112.7		(92.6)	—	—			(22.8)			991.2

Total liabilities and equity	$3,615.0	$200.2		$573.1	$—	$270.0			$(490.4)			$4,167.9

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended January 2, 2016

(dollars in millions, except per share amounts)

	Historical
	For the Year Ended January 2, 2016	For the Year Ended December 30, 2015	For the Year Ended December 31, 2015		Proforma Adjustments						For the Year Ended January 2, 2016
	Cott	S&D Holdings	Eden Holdings	Reclassification Adjustments	Financing Adjustments			Acquisition Adjustments			Pro Forma Combined
			4 (h)	4 (a)
Revenue, net	$2,944.0	$571.8	$395.1	$—	$—			$—			$3,910.9
Cost of sales	2,048.5	423.0	131.4	—	—			1.1	4	(f)	2,604.0

Gross profit	895.5	148.8	263.7	—	—			(1.1)			1,306.9
Selling, general and administrative expenses	768.6	—	—	381.7	—			(12.4)	4	(k)	1,155.0
								13.6	4	(k)
								(0.1)	4	(d)
								3.6	4	(d)
								3.7	4	(e)
Service expenses	—	—	150.3	(150.3)	—			—			—
Sales and marketing expenses	—	—	39.9	(39.9)	—			—			—
Selling and sales support services	—	99.5	—	(99.5)	—			—			—
General and administration expenses	—	39.0	29.4	(68.4)	—			—			—
Amortization of customer portfolio and trademarks	—	—	12.4	(12.4)	—			—			—
Other operating income / (expenses) - net	—	—	24.4	(24.4)	—			—			—
Supplemental executive retirement expense	—	0.2	—	(0.2)	—			—			—
Loss on disposal of property, plant and equipment	6.9	—	—	(0.2)	—			—			6.7
Acquisition and integration expenses	20.6	—	—	13.6	—			—			34.2

Operating income	99.4	10.1	7.3	—	—			(9.5)			111.0
Other (income) expense, net	(9.5)	(2.0)	—	2.2	—			—			(9.3)
Interest expense, net	111.0	1.4	—	40.0	(40.0)	4	(i)	—			145.9
					28.7	4	(i)
					(1.4)	4	(b)
					6.2	4	(b)
Financial income	—	—	3.9	(3.9)	—			—			—
Financial expenses	—	—	(46.1)	46.1	—			—			—

(Loss) income before income taxes	(2.1)	10.7	(34.9)	—	6.5			(9.5)			(25.6)
Income tax (benefit) expense	(22.7)	(0.1)	0.1	—	(7.4)	4	(j)	(2.8)	4	(g)	(35.5)
					(2.4)	4	(c)	(0.3)	4	(n)

Net income (loss)	$20.6	$10.8	$(35.0)	$—	$16.2			$(6.3)			$9.9
Less: Net income attributable to non-controlling interest	6.1	0.6	0.1	—	—			(0.6)	4	(m)	6.1
								(0.1)	4	(m)
Less: Accumulated dividends on convertible preferred shares	4.5	—	—	—	—			—			4.5
Less: Accumulated dividends on non-convertible preferred shares	1.4	—	—	—	—			—			1.4
Less: Foreign exchange impact on redemption of preferred shares	12.0	—	—	—	—			—			12.0

Net (loss) income attributed to Cott Corporation	$(3.4)	$10.2	$(35.1)	$—	$16.2			$(5.6)			$(14.1)

Net loss per common share
Basic	$(0.03)										$(0.12)	4	(o)
Diluted	$(0.03)										$(0.12)	4	(o)
Weighted average outstanding shares (in thousands)
Basic	103,037				15,305	4	(o)				118,342	4	(o)
Diluted	103,037				15,305	4	(o)				118,342	4	(o)

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended July 2, 2016

(dollars in millions, except per share amounts)

	Historical
	For the Six Months Ended July 2, 2016	For the Six Months Ended June 15, 2016	For the Six Months Ended June 30, 2016		Proforma Adjustments						For the Six Months Ended July 2, 2016
	Cott	S&D Holdings	Eden Holdings	Reclassification Adjustments	Financing Adjustments			Acquisition Adjustments			Combined
			4 (h)	4 (a)
Revenue, net	$1,463.4	$253.3	$197.1	$—	$—			$—			$1,913.8
Cost of sales	996.8	159.0	63.8	25.7	—			—			1,245.3
Plant and distribution expense	—	25.7	—	(25.7)	—			—			—

Gross profit	466.6	68.6	133.3	—	—			—			668.5
Selling, general and administrative expenses	399.1	—	—	185.1	—			(6.3)	4	(k)	590.7
								8.3	4	(k)
								(0.1)	4	(d)
								2.7	4	(d)
								1.9	4	(e)
Service expenses	—	—	74.5	(74.5)	—			—			—
Sales and marketing expenses	—	—	19.1	(19.1)	—			—			—
Selling and sales support services	—	44.6	—	(44.6)	—			—			—
General and administration expenses	—	19.1	15.3	(34.4)	—			—			—
Amortization of customer portfolio and trademarks	—	—	6.3	(6.3)	—			—			—
Other operating expenses, net	—	—	8.7	(8.7)	—			—			—
Supplemental executive retirement expense	—	0.1	—	(0.1)	—			—			—
Loss on disposal of property, plant and equipment	3.1	—	—	0.4	—			—			3.5
Acquisition and integration expenses	13.1	—	—	2.2	—			(10.3)	4	(l)	5.0

Operating income (loss)	51.3	4.8	9.4	—	—			3.8			69.3
Other expense (income), net	0.8	(0.7)	—	4.9	—			—			5.0
Interest expense, net	54.8	0.5	—	40.2	(40.2)	4	(i)	—			72.3
					14.4	4	(i)
					(0.5)	4	(b)
					3.1	4	(b)
Financial income	—	—	1.8	(1.8)	—			—			—
Financial expenses	—	—	(46.9)	46.9	—			—			—

Income (loss) before income taxes	(4.3)	5.0	(35.7)	—	23.2			3.8			(8.0)
Income tax (benefit) expense	(11.3)	—	1.4	—	(3.7)	4	(j)	(1.8)	4	(g)	(17.0)
					(1.2)	4	(c)	(0.4)	4	(n)

Net income	$7.0	$5.0	$(37.1)	$—	$28.1			$6.0			$9.0
Less: Net income attributable to non-controlling interest	2.9	0.3	—	—	—			(0.3)	4	(m)	2.9

Net income (loss) attributed to Cott Corporation	$4.1	$4.7	$(37.1)	$—	$28.1			$6.3			$6.1

Net loss per common share
Basic	$0.03										$0.05	4	(o)
Diluted	$0.03										$0.05	4	(o)
Weighted average outstanding shares (in thousands)
Basic	118,253				15,057	4	(o)				133,310	4	(o)
Diluted	119,038				15,057	4	(o)				134,095	4	(o)

See accompanying notes to unaudited pro forma condensed combined financial information.

1. Basis of Presentation

The unaudited pro forma condensed combined financial information presented above gives effect to the S&D Acquisition and the Eden Acquisition, subject to the assumptions set out herein. The historical financial information of Cott and S&D Holdings are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The historical financial information of Eden Holdings is presented in accordance with the International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. Cott assessed the need to make certain adjustments to Eden Holdings historical financial statements prepared under IFRS to conform to Cott’s accounting framework and accounting policies under U.S. GAAP and noted no significant adjustments were needed in the preparation of this unaudited pro forma condensed combined financial information. Certain historical financial information of S&D Holdings and Eden Holdings have been reclassified to conform to the presentation of historical financial information of Cott. However, the pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of S&D Holdings and Eden Holdings to those of Cott as the Company is still in the process of conforming the accounting policies of S&D Holdings and Eden Holdings to those of Cott.

The unaudited pro forma condensed combined balance sheet at July 2, 2016 was prepared using the historical unaudited consolidated balance sheets of Cott, S&D Holdings and Eden Holdings as of July 2, 2016, June 15, 2016 and June 30, 2016, respectively. The unaudited pro forma condensed combined statement of operations for the year ended January 2, 2016 was prepared using the Cott audited consolidated statement of operations for the year ended January 2, 2016, the S&D Holdings audited consolidated statement of income and comprehensive income for the year ended December 30, 2015, and the Eden Holdings audited consolidated statement of comprehensive loss for the year ended December 31, 2015. The unaudited pro forma condensed combined statement of operations for the six months ended July 2, 2016 was prepared using the Cott unaudited consolidated statement of operations for the six months ended July 2, 2016, the S&D Holdings unaudited interim condensed consolidated statement of income and comprehensive income for the six months ended June 15, 2016, and the Eden Holdings unaudited interim consolidated statement of comprehensive loss for the six months ended June 30, 2016.

Cott’s historical financial information for the year ended January 2, 2016 is derived from the audited consolidated financial statements of Cott for the year ended January 2, 2016, included in Cott’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, and as of and for the six months ended July 2, 2016 from the unaudited condensed consolidated financial statements of Cott as of and for the six months ended July 2, 2016, included in Cott’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016.

The historical financial information for S&D Holdings for the year ended December 30, 2015 is derived from its audited consolidated financial statements for the year ended December 30, 2015, and for the twenty-four week ended June 15, 2016 from its unaudited interim condensed consolidated financial statements for the six months ended June 15, 2016, which are being filed concurrently as Exhibits 99.1 and 99.2, respectively.

The historical financial information for Eden Holdings for the year ended December 31, 2015 is derived from its audited consolidated financial statements for the year ended December 31, 2015, which is incorporated by reference to Exhibit 99.3 of Cott’s Form 8-K filed June 21, 2016, and for the six months ended June 30, 2016 from its unaudited condensed consolidated financial statements for the six months ended June 30, 2016, which is being filed concurrently as Exhibit 99.3.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the S&D Acquisition and the Eden Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the operating results of the combined entities. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the S&D Acquisition and the Eden Acquisition and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the closing dates of the respective acquisitions, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

2. The S&D Holdings Acquisition and the Eden Acquisition

S&D Holdings

Estimated Purchase Consideration

The estimated purchase consideration paid on the S&D Acquisition date included the value of the estimated cash consideration, the repayment of the outstanding indebtedness of S&D Holdings and the reimbursement on behalf of the owners of S&D Holdings of acquisition-related transaction expenses. The aggregate purchase consideration is subject to customary post-closing adjustments for cash, debt, working capital and other items. The closing estimate of the purchase consideration is as follows:

(dollars in millions)
Cash to seller	$238.7
Cash paid on behalf of S&D Holdings to retire outstanding indebtedness	31.3
Reimbursement of S&D Holdings’ acquisition-related liabilities	84.1

Estimated purchase consideration	$354.1

The working capital adjustment will be determined as the difference between the actual working capital at closing and the target working capital specified in the S&D Purchase Agreement. For purposes of the pro forma condensed combined balance sheet, no amounts have been included in the purchase consideration with respect to the working capital adjustment as any estimated amount for the working capital adjustment would be offset by a corresponding change in working capital.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of S&D Holdings are recorded at the acquisition date fair values and added to those of Cott. The pro forma adjustments are based on preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of the acquisition date and have been prepared to illustrate the estimated effect of the S&D Acquisition. The final allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of S&D Holdings based on S&D Holdings’ June 15, 2016 balance sheet, with the excess recorded as goodwill:

(dollars in millions)
Assets Acquired
Cash & cash equivalents	$5.6
Accounts receivable	44.8
Inventories	57.9
Prepaid expenses and other current assets	10.2
Property, plant and equipment	91.6
Intangibles and other assets (1)	120.9

Total assets	$331.0
Liabilities Assumed
Short-term borrowings	$2.6
Accounts payable and accrued liabilities	36.0
Deferred tax liabilities	45.1
Other long-term liabilities	7.0

Total liabilities	$90.7
Net assets acquired (a)	240.3
Estimated purchase consideration (b)	354.1
Estimated goodwill (b) - (a)	$113.8

(1)	Includes $2.5 million in other assets.

The Company is still in the process of validating and performing valuations for the assets acquired and liabilities assumed. Preliminary identifiable intangible assets in the pro forma financial statements consist of intangibles derived from customer relationships, trade names and non-competition agreements. Acquired intangible assets of S&D Holdings all have definite lives ranging from three to twenty years. The amortization related to definite lived intangible assets is reflected as a pro forma adjustment, as further described in Note 4(d). The identifiable intangible assets’ estimated fair value and related amortization estimates are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods in which the amortization expense is recorded ultimately will be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the S&D Acquisition may differ significantly between periods based upon the final value assigned, and amortization methodology used, for each identifiable intangible asset.

The deferred income tax assets have been adjusted to tax effect the difference between the carrying value and fair value of S&D Holdings’ assets acquired and liabilities assumed by Cott using an estimated statutory tax rate of 38.2%. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities.

Goodwill represents the excess of the preliminary estimated purchase consideration over the fair value of the net assets acquired. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recognized in the S&D Acquisition is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation of the S&D Acquisition will be based on S&D Holdings’ net assets as of the date of closing of the S&D Acquisition. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations may differ from the pro forma adjustments presented.

Eden Holdings

Estimated Purchase Consideration

The estimated purchase consideration paid on the Eden Acquisition date includes the value of the estimated cash consideration and the repayment of the outstanding indebtedness of Eden Holdings and its subsidiaries. The aggregate purchase consideration is subject to customary post-closing adjustments for cash, debt, working capital and other items. A preliminary estimate of the purchase consideration is as follows:

(dollars in millions)
Cash to seller	$110.4
Cash paid on behalf of Eden Holdings to retire outstanding indebtedness	404.3
Settlement of Eden Holdings’ financing payables, net	71.0

Estimated purchase consideration	$585.7

The working capital adjustment will be determined as the difference between the actual working capital at closing and the target working capital specified in the Eden Purchase Agreement. For purposes of the pro forma condensed combined balance sheet, no amounts have been included in the purchase consideration with respect to the working capital adjustment as any estimated amount for the working capital adjustment would be offset by a corresponding change in working capital.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Eden Holdings are recorded at the acquisition date fair values and added to those of Cott. The pro forma adjustments are based on preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of the acquisition date and have been prepared to illustrate the estimated effect of the Eden Acquisition. The final allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Eden Holdings based on Eden Holdings’ June 30, 2016 balance sheet, with the excess recorded as goodwill:

Assets Acquired
Cash & cash equivalents	$13.5
Accounts receivable	84.3
Income taxes recoverable	2.9
Inventories	22.8
Prepaid expenses and other current assets	29.4
Property, plant and equipment	96.9
Intangibles and other assets (1)	225.5
Deferred tax assets	19.9

Total assets	$495.2
Liabilities Assumed
Accounts payable and accrued liabilities	$134.9
Long-term debt	3.0
Deferred tax liabilities	44.0
Other long-term liabilities	13.0

Total liabilities	$194.9
Net assets acquired (a)	300.3
Estimated purchase consideration (b)	585.7
Estimated goodwill (b) - (a)	$285.4

(1)	Includes $3.2 million in other assets.

The Company is still in the process of validating and performing valuations for the assets acquired and liabilities assumed. Preliminary identifiable intangible assets in the pro forma financial statements consist of intangibles derived from customer relationships and trade names. Acquired intangible assets of Eden Holdings have both indefinite and definite lives. The amortization related to definite lived intangible assets is reflected as a pro forma adjustment, as further described in Note 4(k). The identifiable intangible assets’ estimated fair value and related amortization estimates are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods in which the amortization expense is recorded ultimately will be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization may differ significantly between periods based upon the final value assigned, and amortization methodology used, for each identifiable intangible asset.

The deferred income tax assets have been adjusted to tax effect the difference between the carrying value and fair value of Eden Holdings’ assets acquired and liabilities assumed by Cott using a blended statutory tax rate of 20.0%. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities in each of the jurisdictions in which Eden Holdings operates.

Goodwill represents the excess of the preliminary estimated purchase consideration over the fair value of the net assets acquired. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recognized in the Eden Acquisition is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation of the Eden Acquisition will be based on Eden Holdings’ net assets as of the date of closing of the Eden Acquisition. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

3. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Certain historical financial information of S&D Holdings and Eden Holdings has been reclassified to conform to the presentation of historical financial information of Cott. These reclassifications have no impact on total assets or total liabilities and equity:

	Eden Holdings					S&D Holdings						Total Reclassification Adjustments
(dollars in millions) As of July 2, 2016	(i)	(ii)	(iii)	(iv)	(v)	(vi)	(vii)	(viii)	(ix)	(x)	(xi)
Cash & cash equivalents	$16.6	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$16.6
Available-for-sale financial asset	(16.6)	—	—	—	—	—	—	—	—	—	—	(16.6)
Prepaid expenses and other current assets	—	12.4	—	—	—	6.9	—	—	—	—	—	19.3
Financial asset at fair value through profit or loss	—	(12.4)	—	—	—	—	—	—	—	—	—	(12.4)
Other current assets	—	—	—	—	—	(6.9)	—	—	—	—	—	(6.9)
Cash surrender value of officers’ life insurance	—	—	—	—	—	—	—	(12.3)	—	—	—	(12.3)
Notes receivable	—	—	—	—	—	—	—	(2.5)	—	—	—	(2.5)
Goodwill and other intangibles	—	—	—	—	—	—	(3.2)	—	—	—	—	(3.2)
Goodwill	—	—	—	—	—	—	2.8	—	—	—	—	2.8
Intangibles and other assets, net	—	—	—	—	3.2	—	0.4	15.0	—	—	—	18.6
Other assets	—	—	—	—	—	—	—	(0.2)	—	—	—	(0.2)
Other non-current assets	—	—	—	—	(3.2)	—	—	—	—	—	—	(3.2)
Bank overdraft	—	—	—	—	—	—	—	—	(2.6)	—	—	(2.6)
Accounts payable and accrued liabilities	—	—	134.9	—	—	—	—	—	2.6	42.6	—	180.1
Trade accounts payable	—	—	(43.4)	—	—	—	—	—	—	(25.2)	—	(68.6)
Accrued expenses and other current liabilies	—	—	—	—	—	—	—	—	—	(16.4)	—	(16.4)
Current tax liability	—	—	(5.6)	—	—	—	—	—	—	(1.0)	—	(6.6)
Other current liabilities	—	—	(48.6)	—	—	—	—	—	—	—	—	(48.6)
Customer deposits and prepaid income	—	—	(35.4)	—	—	—	—	—	—	—	—	(35.4)
Provisions	—	—	(1.9)	—	—	—	—	—	—	—	—	(1.9)
Other long-term liabilities	—	—	—	13.0	—	—	—	—	—	—	11.0	24.0
Income tax payable	—	—	—	—	—	—	—	—	—	—	(1.0)	(1.0)
Provisions (LT)	—	—	—	(1.0)	—	—	—	—	—	—	—	(1.0)
Liability for employee rights	—	—	—	(5.8)	—	—	—	—	—	—	—	(5.8)
Derivative financial instruments	—	—	—	(6.2)	—	—	—	—	—	—	—	(6.2)
Other liabilities	—	—	—	—	—	—	—	—	—	—	(10.0)	(10.0)

i.	Represents a reclassification of available for sale financial asset to cash and cash equivalents.
ii.	Represents a reclassification of financial asset at fair value though profit or loss to prepaid expenses and other current assets.
iii.	Represents a reclassification of trade accounts payable, current tax liability, other current liabilities, customer deposits and prepaid income, and provisions to accounts payable and accrued liabilities.
iv.	Represents a reclassification of long-term provisions, liability for employee rights and derivative financial instruments to other long-term liabilities.
v.	Represents a reclassification of other non-current assets to intangibles and other assets, net.
vi.	Represents a reclassification of other current assets to prepaid expenses and other current assets.
vii.	Represents a reclassification of goodwill and other intangibles to goodwill and intangibles and other assets, net.
viii.	Represents a reclassification of cash surrender value of officers’ life insurance, notes receivable, and other assets, net to intangibles and other assets, net.
ix.	Represents a reclassification of bank overdraft to accounts payable and accrued liabilities.
x.	Represents a reclassification of accrued expenses and other current liabilities, trade accounts payable, and current tax liability to accounts payable and accrued liabilities.
xi.	Represents a reclassification of income tax payable and other liabilities to other long-term liabilities.

S&D Holdings

(b)	All amounts are presented in millions of U.S. Dollars.

(c)	These amounts represent the borrowings on Cott’s ABL facility to fund the S&D Acquisition.

(dollars in millions)
ABL facility	$270.0

Net cash inflow	270.0
ABL facility	$270.0

Total short-term borrowings	270.0

Such borrowings have the interest rate, maturity date and payment terms as indicated below.

	Interest Rate	Maturity	Payments
ABL facility	LIBOR plus 175 bps	2.25 years	Interest paid monthly when due and principal on maturity

As of July 2, 2016, the interest rate on the ABL facility was 2.22% based on the 1-Month LIBOR rate of 47 basis points plus a LIBOR spread of 175 basis points. The effect of a 12.5 basis point variance in interest rates on the ABL facility is described in Note 4(b). The borrowings on the ABL facility are recorded in short-term borrowings as it is a revolving line of credit with the balance fluctuating daily. The maturity of 2.25 years represents the remaining term of the credit agreement for the ABL facility agreement.

(d)	Represents the estimated purchase consideration, as described in Note 2, of $354.1 million and $2.7 million of acquisition related costs incurred in the S&D Acquisition.

(e)	Reflects the preliminary allocation of purchase price based on the estimated fair values of the assets and liabilities of S&D Holdings as discussed in Note 2 above.

Inventories	$17.4
Property, plant and equipment, net	18.9
Goodwill - Elimination	(2.8)
Goodwill - Addition	113.8
Intangible assets - Elimination	(0.4)
Intangible assets - Addition	118.4
Deferred tax liabilties - Addition	45.1

The adjustment to the change in fair value of inventories results from (i) the fair value increase in inventories of $7.2 million, and (ii) the recapture of $10.2 million resulting from conforming S&D Holdings’ inventory accounting policy from the last-in, first-out method of accounting to Cott’s accounting policy of the lower of cost, determined on a first-in, first-out method, or net realizable value. After the S&D Holdings Acquisition, the step-up in the inventories fair value of $17.4 million will increase cost of sales over approximately two months as the inventory is sold. This increase is not reflected in the unaudited pro forma condensed combined statements of operations because it does not have a continuing impact.

The fair value for property, plant and equipment, net represents S&D Holdings’ preliminary estimate of the fair value of S&D Holding’s property, plant and equipment. The final determination of the fair value of these assets could result in a significant change in the fair value of these assets upon the completion of the formal valuation and other studies are finalized.

(f)	Represents assets specifically excluded from the S&D Purchase Agreement totaling $20.7 million, as well as the termination of obligations for certain executive benefits and benefit plans upon the closing of the S&D Acquisition totaling $10.6 million.

Interest income of $0.2 million resulting from the assets specifically excluded from the S&D Purchase Agreement, as well as $1.8 million expensed for executive benefits and benefit plans which were terminated upon the closing of the S&D Acquisition are not reflected in the unaudited pro forma condensed combined statements of operations because they do not have a continuing impact.

(g)	These amounts represent payments on behalf of S&D Holdings to retire outstanding indebtedness.

(dollars in millions)
Payments to retire outstanding indebtedness
Current maturities of long-term debt	$4.0
Long-term debt	27.3

Total	$31.3

(h)	Reflects the elimination of S&D Holdings’ historical equity accounts.

(i)	Represents adjustments to retained earnings for $2.7 million of transaction costs paid by Cott on behalf of the owners of S&D Holdings.

Eden Holdings

(j)	These amounts in millions of U.S. Dollars have been converted from Euro at a conversion rate of 1.1083, the exchange rate at July 2, 2016.

(k)	Represents the release of $503.1 million in restricted cash, which consists of the proceeds from the issuance of the Senior Notes that were held in escrow to fund a portion of the Eden Acquisition, and accrued interest from the Senior Notes issuance date through the Eden Acquisition date which was funded by Cott.

(l)	Represents the estimated purchase consideration, as described in Note 2 of $585.7 million and $16.4 million of available cash and cash equivalents of Eden Holdings that were used to repay a portion of the outstanding related-party indebtedness with Hydra Luxembourg Holdings S.à.r.l. prior to closing of the Eden Acquisition.

(m)	Reflects the preliminary allocation of purchase price based on the estimated fair values of the assets and liabilities of Eden Holdings as discussed in Note 2 above.

(dollars in millions)
Receivable from related parties	$(0.1)
Inventories	2.6
Prepaid expenses	0.7
Goodwill - Elimination	(190.1)
Goodwill - Addition	285.4
Intangible assets - Elimination	(96.9)
Intangible assets - Addition	222.3
Deferred tax liabilties - Elimination	(23.1)
Deferred tax liabilties - Addition	44.0

After the Eden Acquisition, the step-up in the inventories fair value of $2.6 million will increase cost of sales over approximately two months as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact.

No fair value adjustment was recorded for property, plant and equipment, net as Eden Holdings had several significant acquisitions prior to the Eden Acquisition resulting in the carrying value of property, plant and equipment, net approximating the fair value of these assets on the date of acquisition.

(n)	These amounts represent payments to retire outstanding indebtedness, including the elimination of capitalized debt financing fees on behalf of Eden Holdings.

(dollars in millions)
Payments to retire outstanding indebtedness
Short-term borrowings	$404.3
Eden Holdings’ financing payables, net	71.0

Total	$475.3
Capitalized debt financing fees included in long-term debt	$(11.7)

(o)	Reflects the elimination of Eden Holdings’ historical equity accounts.

4. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Certain historical financial information of S&D Holdings and Eden Holdings has been reclassified to conform to the presentation of historical financial information of Cott. These reclassifications have no impact on net income (loss) and represent the following items:

	Eden Holdings						S&D Holdings		Total
(dollars in millions) For the Year Ended January 2, 2016	(i)	(ii)	(iii)	(iv)	(v)	(vi)	(vii)	(viii)	Reclassification Adjustments
Selling, general and administrative expenses	$243.0	$—	$—	$—	$—	$—	$138.7	$—	381.7
Service expenses	(150.3)	—	—	—	—	—	—	—	(150.3)
Sales and marketing expenses	(39.9)	—	—	—	—	—	—	—	(39.9)
Sales and sales support services	—	—	—	—	—	—	(99.5)	—	(99.5)
General and administration expenses	(29.4)	—	—	—	—	—	(39.0)	—	(68.4)
Amortization of customer portfolio and trademarks	(12.4)	—	—	—	—	—	—	—	(12.4)
Other operating income / (expense) - net	(11.0)	(13.4)	—	—	—	—	—	—	(24.4)
Supplemental executive retirement expense	—	—	—	—	—	—	(0.2)	—	(0.2)
Loss on disposal of property, plant and equipment	—	(0.2)	—	—	—	—	—	—	(0.2)
Acquisition and integration expenses	—	13.6	—	—	—	—	—	—	13.6
Other (income) expense, net	—	—	2.2	—	—	—	—	—	2.2
Interest expense, net	—	—	—	—	33.6	6.4	—	—	40.0
Financial income	—	—	(3.2)	(0.6)	(0.1)	—	—	—	(3.9)
Financial expense	—	—	5.4	0.6	33.7	6.4	—	—	46.1

	Eden Holdings						S&D Holdings		Total
(dollars in millions) For the Six Months Ended July 2, 2016	(i)	(ii)	(iii)	(iv)	(v)	(vi)	(vii)	(viii)	Reclassification Adjustments
Cost of sales	$—	$—	$—	$—	$—	$—	$—	$25.7	$25.7
Plant and distribution expenses	—	—	—	—	—	—	—	(25.7)	(25.7)
Selling, general and administrative expenses	121.3	—	—	—	—	—	63.8	—	185.1
Service expenses	(74.5)	—	—	—	—	—	—	—	(74.5)
Sales and marketing expenses	(19.1)	—	—	—	—	—	—	—	(19.1)
Sales and sales support services	—	—	—	—	—	—	(44.6)	—	(44.6)
General and administration expenses	(15.3)	—	—	—	—	—	(19.1)	—	(34.4)
Amortization of customer portfolio and trademarks	(6.3)	—	—	—	—	—	—	—	(6.3)
Other operating income / (expense) - net	(6.1)	(2.6)	—	—	—	—	—	—	(8.7)
Supplemental executive retirement expense	—	—	—	—	—	—	(0.1)	—	(0.1)
Gain on disposal of property, plant and equipment	—	0.4	—	—	—	—	—	—	0.4
Acquisition and integration expenses	—	2.2	—	—	—	—	—	—	2.2
Other (income) expense, net	—	—	4.4	0.5	—	—	—	—	4.9
Interest expense, net	—	—	—	—	38.3	1.9	—	—	40.2
Financial income	—	—	(1.6)	—	(0.2)	—	—	—	(1.8)
Financial expense	—	—	6.0	0.5	38.5	1.9	—	—	46.9

i.	Represents a reclassification of service expenses, sales and marketing expenses, general and administration expenses, amortization of customer portfolio and trademarks, and other operating income / (expense), net to selling, general and administrative expenses.

ii.	Represents a reclassification of other operating income / (expense), net to gain (loss) on disposal of property, plant and equipment and acquisition and integration expenses.
iii.	Represents a reclassification of foreign exchange (gain) loss from financial income and financial expense to other (income) expense, net.
iv.	Represents a reclassification of other (income), net expense from financial income and financial expense to other (income) expense, net.
v.	Represents a reclassification of interest (income) expense from financial income and financial expense to interest expense, net.
vi.	Represents a reclassification of amortization of capitalized financial costs from financial expense to interest expense, net.
vii.	Represents a reclassification of sales and sales support services, general and administration expenses, and supplemental executive retirement expense to selling, general and administrative expenses.
viii.	Represents a reclassification of plant and distribution expenses to cost of sales.

S&D Holdings

(b)	To reverse historical interest expense of S&D Holdings and record estimated interest expense and amortization of debt financing fees associated with borrowings, as described in Note 3(c).

(dollars in millions)	For the Year Ended January 2, 2016	Six Months Ended July 2, 2016
Reversal of S&D Holdings interest expense and amortization of capitalized debt financing fees	$(1.4)	$(0.5)
Interest expense on new financing	6.2	3.1

Pro forma interest expense adjustment	$4.8	$2.6

A sensitivity analysis on interest expense for the year ended January 2, 2016 and the six months ended July 2, 2016 has been performed for the ABL facility to assess the effect that a change of 12.5 basis points of the hypothetical interest rate would have on the debt financing. The following table shows the change in interest expense for the year ended January 2, 2016 and the six months ended July 2, 2016:

(dollars in millions) Interest expense assuming	For the Year Ended January 2, 2016	Six Months Ended July 2, 2016
Increase of 0.125%	$0.3	$0.2
Decrease of 0.125%	$(0.3)	$(0.2)

(c)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing. Cott’s interest expense on new financing related to the S&D Acquisition was tax-effected at an estimated statutory tax rate of 38.2%.

(d)	Represents amortization expense related to the identifiable intangible assets, which are being amortized based upon the periods over which the economic benefits of the assets are expected to be realized.

The net adjustment to selling, general and administrative expenses for the amortization of intangible assets is as follows:

(dollars in millions)	For the Year Ended January 2, 2016	Six Months Ended July 2, 2016
Reversal of S&D Holdings historical intangible asset amortization	$(0.1)	$(0.1)
Amortization of acquired identifiable intangible assets	3.7	2.8

Pro forma intangible asset amortization expense adjustment	$3.6	$2.7

The table below indicates the estimated fair value of each of the intangibles identified and the approximate useful life of each:

(dollars in millions) Intangible Assets	Estimated Fair Value	Estimated Useful Life
Customer relationships	$108.9	6-20 years
Trademarks and trade names	6.5	15 years
Non-compete agreement	3.0	3 years

Total	$118.4

For purposes of determining the fair value of the identifiable intangible assets, the income approach was primarily used. Specifically, the relief from royalty method was used to value the trademarks and trade names, the multi-period excess earnings method was used to value the customer relationships, and the probability-weighted loss earnings method was used to value the non-compete agreement.

The estimated effect of amortization of the customer relationships on the operating results for the five years following the acquisition is expected to be as follows:

(dollars in millions)	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization of identified intangibles	$3.7	$5.6	$7.9	$8.3	$8.1

(e)	Represents depreciation expense of $3.7 million and $1.9 million related to the fair value adjustment for property, plant and equipment as of January 2, 2016 and July 2, 2016, respectively.

(f)	Represents an estimated $1.1 million increase in cost of sales for the year ended January 2, 2016 to adjust for changes in S&D Holdings LIFO inventory reserve resulting from S&D Holdings change in policy from the last-in, first-out method of accounting to Cott’s accounting policy of the lower of cost, determined on a first-in, first out method, or net realizable value,

(g)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase price allocation adjustments based on an estimated S&D Holdings’ statutory tax rate of approximately 38.2% for the year ended January 2, 2016 and the six months ended July 2, 2016.

Eden Holdings

(h)	These amounts in millions of U.S. Dollars have been converted from Euro at a conversion rate of 1.1103 for the year ended January 2, 2016, which approximates the average exchange rate over the period from January 4, 2015 through January 2, 2016, and 1.1160 for the six months ended July 2, 2016, which approximates the average exchange rate over the period from January 3, 2016 through July 2, 2016.

(i)	To reverse historical interest expense of Eden Holdings and record estimated interest expense and amortization of debt financing fees associated with the €450,000 million Senior Notes ($498.7 million on July 2, 2016 based on 1.1083 exchange rate at July 2, 2016). The pro forma interest expense adjustment is based on an effective interest rate for the Senior Notes of 6.4%.

(dollars in millions)	For the Year Ended January 2, 2016	Six Months Ended July 2, 2016
Reversal of Eden interest expense and amortization of capitalized debt financing fees	$(40.0)	$(40.2)
Interest expense on the Senior Notes	28.7	14.4

Pro forma interest expense adjustment	$(11.3)	$(25.8)

A sensitivity analysis on interest expense for the year ended January 2, 2016 and the six months ended July 2, 2016 has been performed for the Senior Notes to assess the effect that a change of 12.5 basis points of the hypothetical interest rates would have on the debt financing. The following table shows the change in interest expense for the year ended January 2, 2016 and the six months ended July 2, 2016:

(dollars in millions) Interest expense assuming	For the Year Ended January 2, 2016	Six Months Ended July 2, 2016
Increase of 0.125%	$0.6	$0.2
Decrease of 0.125%	$(0.6)	$(0.2)

(j)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing. For Eden Holdings, the reversal of interest and related expenses was not tax-effected as these related to tax losses for which no benefit was recognized for the periods presented. Cott’s interest expense on new financing related to the Eden Acquisition was tax-effected at the Cott Canadian statutory tax rate of 25.7% for the year ended January 2, 2016 and the six months ended July 2, 2016.

(k)	Represents straight line amortization expense related to the identifiable intangible assets, except for customer relationships which is being amortized based upon the periods over which the economic benefits of the asset is expected to be realized.

The net adjustment to selling, general and administrative expenses for the amortization of intangible assets is as follows:

(dollars in millions)	For the Year Ended January 2, 2016	Six Months Ended July 2, 2016
Reversal of Eden Holdings historical intangible asset amortization	$(12.4)	$(6.3)
Amortization of acquired identifiable intangible assets	13.6	8.3

Pro forma intangible asset amortization expense adjustment	$1.2	$2.0

The table below indicates the estimated fair value of each of the intangibles identified and the approximate useful life of each:

(dollars in millions) Intangible Asset	Estimated Fair Value	Estimated Useful Life
Customer relationships	$149.8	15 years
Trademarks and trade names	67.8	Indefinite
Software	4.7	4 years

Total	$222.3

For purposes of valuing the intangible assets, the income approach was primarily used. Specifically, the relief from royalty method was used to value the trademarks and trade names, and the multi-period excess earnings method was used to value the customer relationships.

The estimated effect of amortization of the customer relationships on the operating results for the five years following the acquisition is expected to be as follows:

(dollars in millions)	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization of customer relationships	$13.6	16.6	16.6	15.9	14.1

(l)	Represents $5.0 million of bridge financing commitment fees and $5.3 million of professional fees and other acquisition costs in connection with the Eden Acquisition which were included in Cott’s historical financial information for the six months ended July 2, 2016.

(m)	Represents the elimination of net income to non-controlling interest as both entities are now wholly-owned by Cott.

(n)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to purchase price allocation adjustments based on Cott’s Canadian statutory tax rate of 25.7% for the year ended January 2, 2016 and the six months ended July 2, 2016.

(o)	Represents pro forma basic and diluted loss per share (“EPS”). In order to calculate diluted EPS for the year ended January 2, 2016, any impact of the potential dilutive instruments (i.e. stock options, performance-based restricted share units (“RSU”), timed based RSUs and the convertible preferred shares issued in connection with Cott’s acquisition of DS Services which were redeemed in June 2015) would be antidilutive as these would decrease the loss per share. As such, the basic and diluted EPS for January 2, 2016 are therefore the same. The impact of these potential dilutive instruments are included in the diluted EPS for July 2, 2016.

Pro Forma Basic and Diluted Loss Per Common Share	For the Year Ended January 2, 2016	Six Months Ended July 2, 2016
Pro forma net loss attributable to Cott (dollars in millions)	$(14.1)	$6.1
Weighted average outstanding shares - basic, in thousands)	118,342	133,310
Basic (loss) income per share	$(0.12)	$0.05
Weighted average outstanding shares - diluted, in thousands)	118,342	134,095
Diluted (loss) income per share	$(0.12)	$0.05

The weighted average outstanding shares for both the fiscal year ended January 2, 2016 and the six-months ended July 2, 2016 include the weighted average effect of approximately 15.1 million shares issued in an stock offering in June 2016, the proceeds of which were used in part to finance the S&D Acquisition; and other issuances of 0.2 million shares issued to the officers of S&D Holdings under their respective employment agreements. All of these shares for purposes of determining pro forma (loss) income per share are recorded as if the shares were issued on January 4, 2015.

For the six months ended July 2, 2016, the weighted average effect of the 15.1 million shares issued in a stock offering in June 2016 was reduced by 248,000 shares as Cott’s historical basic and diluted weighted average shares outstanding for the six months ended June 30, 2016 included those shares for the days the 15.1 million shares were outstanding during the six month period ended July 2, 2016.